Exhibit 10.27

Loan Application (Market Fund-use)

Mizuho Bank Ltd.	Address 1-5-2, Irifune, Urayasu-shi, Chiba Prefecture Postal code 279-0012 Name STAAR Japan LLC

I am applying for the following transaction under the following terms and conditions.

Note that this document does not automatically constitute a financing agreement or pledge to finance.

To Wit

Details of the transaction (Indicated with ¡     the relevant ☐.)

Transaction Type	Loan on bill ¡ ☐ Special overdraft
Requested Transaction Amt (Start amount with ¥)	Billion ¥	Million 5 0 0	Thousand 0 0 0	Yen 0 0 0
Scheduled Transaction Date
Scheduled Repayment Date
Repayment Method

 Lump sum payment on expiry

☐  First installment payment:       MMDDYY in the amount of: ________ yen.

Subsequently: Every __ months on ___ day in the amount of _______ yen.

However, the final payment is in the amount of: ________ yen.

Interest Rate	☐ Annually _____ % ☐ ______________ ( months) + annual % (initial interest rate: Annually %)
Interest Payment Method

Prepaid on scheduled transaction date ☐ Deferred until scheduled repayment date

☐ Prepaid on scheduled transaction date and __ day every __ months as of ____ MMDDYY

☐ Deferred payment on __ day every __ months as of ____ MMDDYY

☐___________________________________________

Revision of Applicable Interest rate	Apply same interest rate until scheduled repayment date ☐ Revise each interest payment date ☐ Revise every __ months as of ____ MMDDYY
Interest Calculation Method	365 pro-rated - ☐ 360 pro-rated / ☐ Include start and end dates - ☐ Include one of start or end date
If Repayment Date Is Holiday	Prior business day ☐ Following business day
Other Terms & Conditions

End

(Bank-use Only)

If concluded by telephone after receiving submission of agreement when final decision on interest rate

- Time of call: Hour __ minutes __ date __

- Call to/from: Client - Mr./Ms. _________ Bank – Mr. Ms. ________

- Details of the call:

________________________________________________________

________________________________________________________

CMR	Approval No.	Loan No.

Supervisor	Verifier	Manager

3601Y159 “Loan Application (Market Fund Use)” (Client) 16.06

Special Overdraft Refund Request (Overdraft-use only)

November 21, 2017	Please start amount with ¥.
Name 1-5-2, Irifune, Urayasu-shi, Chiba Prefecture Postal code 279-0012 STAAR Japan LLC Representative: STAAR Surgical AG	Amount	Billion | 100 million | 10 million | million | 100 thousand | 10 thousand | thousand | hundred | ten | yen ¥500,000,000
		Repayment Date (Note 1) (Note 2)	February 21, 2018
Only enter requested account opening method
Overdraft (Exclusive Account) Account No.
Limit No.

(Request) Only write inside the heavily outlined sections.

Bank-use Only (note 1) If overdraft (exclusive account), repayment date need not be entered (Note 2) Indicate date in four digits.

Transaction Client Code	Approval No.	Item No.	Loan No. (Copy from Execution Voucher)	Supervisor	Verifier	Manager

Ringi No.	Indicate with ¡ which is relevant â â
	Special	Special (MML)

Execution Category	New – Renewal	Next Interest Deadline (business day)	MMDDYY

(*) An objective party other than the operations person is to confirm that there is not discrepancy between the amount on the executed input voucher with seal affixed and the amount on the refund request form.

Mizuho Bank

Month end indication code	Other than month end – Month end	Interest Payment Cycle	Lump Sum - months
Holiday adjustment code	Next business day - Prior business day	Deadline Management Category	Own Branch – Center
Interest withdrawal day	day	Next Interest Revision date	MMDDYY – None
Bank base rate	Mizuho TIBOR ( ) months - JBA TIBOR ( ) months - ( )

3603C069(5Y) (1 Set 100 Sheets) 16.03-Printing 103